Exhibit 16
April 17, 2006
PRIVATE AND CONFIDENTIAL
Securities and Exchange Commission
Washington, D.C. 20549
Commissioners:
     We have read Spectrum Sciences & Software Holdings Corp. statements included under Item 4.01 of its Form 8-K for April 11, 2006, and we agree with such statements concerning our Firm.

TEDDER, JAMES, WORDEN & ASSOCIATES, P.A.